IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 31, 2012

Dear Standex International Corporation Stockholder:

The 2012 Annual Stockholders Meeting for Standex International Corporation will be held at

11:00 A.M., Eastern Daylight Time on October 31, 2012 at the Burlington Marriott, One Burlington Mall Road, Burlington, Massachusetts, 01803. The Annual Meeting is for the purpose of considering and acting upon:

1.

The election of three directors;

2.

An advisory vote on the total compensation paid to the executives of the Company;

3.

The ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as independent auditors; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other such business. Stockholders of record at the close of business on September 5, 2012 are entitled to vote at the Meeting.

Your Board of Directors recommends a vote “FOR” each of the above proposals.

You may access the following proxy materials on the Internet at http://www.cfpproxy.com/6520: (i) the 2012 Annual Report on Form 10-K and (ii) Notice of the Annual Meeting/

Proxy Statement.

If you would like to be provided with a paper copy or email of the proxy materials, you may request one:

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is NOT a ballot that you can use for voting. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice of Meeting, Proxy Statement and 2012

Annual Report on

Form 10-K are available at http://www.cfpproxy.com/6520.

If you want to receive a paper copy or email of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this notice on or before October 18, 2012 to facilitate timely delivery.

•

by calling 800-951-2405 (please provide your Stockholder Control Number, which is printed at the bottom of this notice); or

•

by sending an email to  fulfillment@rtco.com and by inserting your Stockholder Control Number in the subject line; or

•

by making your request online at http://www.cfpproxy.com/6520  and inserting your Stockholder Control Number when prompted. You will not receive a paper or email copy of the proxy materials, unless you request them as described above. You will have the opportunity to make your request for paper copies apply to all future stockholder meetings, which you may later revoke at any time.

You may vote by Internet, by phone, by mail or in person. If you wish to vote by Internet or by phone, you will need your Stockholder

Control Number, found on the bottom right corner of this notice. No other personal information will be required in order to vote in this manner. If you request a paper copy of these documents and wish to vote by mail, simply cast your vote on the proxy card, sign, date and return. You may also vote in person at the Meeting. If you wish to vote in person, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of Standex International Corporation Common Stock as of the close of business on the record date.

We ask that you cast your vote promptly. Thank you for your continued support!

Stockholder Control Number